Calculation of Filing Fee Tables
S-8
MIAMI INTERNATIONAL HOLDINGS, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.001 par value per share	Other	11,130,534	$ 23.00	$ 256,002,282.00	0.0001531	$ 39,193.95
2	Equity	Common stock, $0.001 par value per share	Other	7,499,594	$ 21.25	$ 159,366,372.50	0.0001531	$ 24,398.99
3	Equity	Common stock, $0.001 par value per share	Other	651,250	$ 12.00	$ 7,815,000.00	0.0001531	$ 1,196.48
4	Equity	Common stock, $0.001 par value per share	Other	25,000	$ 12.00	$ 300,000.00	0.0001531	$ 45.93
5	Equity	Common stock, $0.001 par value per share	Other	8,275,467	$ 12.79	$ 105,843,222.93	0.0001531	$ 16,204.60
6	Equity	Common stock, $0.001 par value per share	Other	835,000	$ 23.00	$ 19,205,000.00	0.0001531	$ 2,940.29
7	Equity	Common stock, $0.001 par value per share	Other	3,172,976	$ 13.34	$ 42,327,499.84	0.0001531	$ 6,480.34
8	Equity	Common stock, $0.001 par value per share	Other	2,837,095	$ 17.70	$ 50,216,581.50	0.0001531	$ 7,688.16
9	Equity	Common stock, $0.001 par value per share	Other	575,287	$ 23.00	$ 13,231,601.00	0.0001531	$ 2,025.76
Total Offering Amounts:						$ 654,307,559.77		$ 100,174.50
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 100,174.50
Offering Note
[1]	1a. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the 2008 Stock Incentive Plan ("2008 Employee Plan"), 2008 Stock Incentive Plan for Non-Employee Directors and Members of the Board of Advisors ("2008 Director Plan"), 2013 Stock Option and Incentive Plan for Employees and Consultants ("2013 Employee Plan"), 2013 Stock Option and Incentive Plan for Non-Employee Directors, Committee Members and Members of the Board of Advisors ("2013 Director Plan"), 2021 Stock Option and Incentive Plan for Employees and Consultants ("2021 Plan"), Restricted Stock Awards Outside of Plan ("Restricted Stock Awards Outside of Plan"), and 2022 Equity Incentive Plan ("2022 Plan") by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding shares of common stock. 1b. Represents shares of Common Stock reserved for issuance under the Registrant's 2022 Plan and outstanding restricted stock awards under the Registrant's 2022 Plan. The number of shares of Common Stock reserved and available for issuance under the 2022 Plan automatically increases on January 1 of each year, beginning January 1, 2023 and continuing through and including January 1, 2032, by 5% of the total number of shares of common stock outstanding on December 31 of the immediately preceding calendar year, or a lesser number of shares determined by the administrator prior to the applicable January 1. Such additional shares have not been included in this Registration Statement and will be registered at such time as each respective increase in shares reserved and available for issuance under the 2022 Plan becomes effective. 1c. Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the maximum aggregate offering price are based on the initial public offering price of the Common Stock of $23.00 per share of Common Stock, as set forth in the Registrant's Registration Statement on Form S-1 (File No. 333-288767), as amended (the "S-1 Registration Statement").

[2]	See note 1a. 2a. Represents shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the Registrant's 2022 Plan. 2b. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon a price of $21.25 per share, which is the weighted-average exercise price for options outstanding under the 2022 Plan.

[3]	See note 1a. 3a. Represents shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the Registrant's 2008 Employee Plan. 3b. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon a price of $12 per share, which is the weighted-average exercise price for options outstanding under the 2008 Employee Plan.

[4]	See note 1a. 4a. Represents shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the Registrant's 2008 Director Plan. 4b. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon a price of $12 per share, which is the weighted-average exercise price for options outstanding under the 2008 Director Plan.

[5]	See note 1a. 5a. Represents shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the Registrant's 2013 Employee Plan. 5b. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon a price of $12.79 per share, which is the weighted-average exercise price for options outstanding under the 2013 Employee Plan.

[6]	See note 1a. 6a. Represents shares of Common Stock reserved for issuance for outstanding restricted stock awards granted under the Registrant's 2013 Employee Plan. 6b. Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the maximum aggregate offering price are based on the initial public offering price of the Common Stock of $23.00 per share of Common Stock, as set forth in the S-1 Registration Statement.

[7]	See note 1a. 7a. Represents shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the Registrant's 2013 Director Plan. 7b. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon a price of $13.34 per share, which is the weighted-average exercise price for options outstanding under the 2013 Director Plan.

[8]	See note 1a. 8a. Represents shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the Registrant's 2021 Plan. 8b. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon a price of $17.70 per share, which is the weighted-average exercise price for options outstanding under the 2021 Plan.

[9]	See note 1a. 9a. Represents shares of Common Stock reserved for issuance for outstanding restricted stock awards granted under Restricted Stock Awards Outside of Plan. 9b. Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the maximum aggregate offering price are based on the initial public offering price of the Common Stock of $23.00 per share of Common Stock, as set forth in the S-1 Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A